UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Act of 1934

February 23, 2015
(Date of Report)

AMERICATOWNE Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware
(STATE OR OTHER JURISDICTION OF
INCORPORATION OR ORGANIZATION)

000-55206
(COMMISSION FILE NO.)

46-5488722
(IRS EMPLOYEE IDENTIFICATION NO.)

353 E. Six Forks Road, Suite 270, Raleigh, North Carolina 27609
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(888) 406 2713
(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On or about January 23, 2015, in response to comment made by the Commission, the Board of Directors for AmericaTowne, Inc. (the "Company"), in consultation with management and its advisors, concluded that the Company's Form 10-Q for the period ending September 2014 failed to comply with paragraphs ASC 250-10-45-22 through 24, and 250-10-50-7 through 10. In light of the error identified above, the Company's originally previously filed financial statements and other financial information for the quarter ended September 30, 2014 should no longer be relied upon.

On February 13, 2015, the Company disclosed its Form 10-Q/A for the period ending September 2014 including a discussion of the restatement and the facts and circumstances surrounding it, changes to internal controls over financial reporting, and anticipated changes to disclosure controls and procedures and/or internal controls over financial reporting to prevent future misstatements of a similar nature. The Board of Directors discussed the matters disclosed in this filing with the Company's independent registered public accountants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICATOWNE, INC.

By: /s/ Alton Perkins
Alton Perkins
Chairman of the Board, President, Chief Executive Officer,
Chief Financial Officer, Secretary
Dated: February 23, 2015